1st Quarter 2022 Earnings Release Presentation May 5, 2022 Consolidated Edison, Inc.

2 Available Information On May 5, 2022, Consolidated Edison, Inc. issued a press release reporting its first quarter 2022 earnings and filed with the Securities and Exchange Commission the company’s first quarter 2022 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance," "potential," "consider" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward- looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including, but not limited to, that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment loss related to Con Edison's investment in Stagecoach, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and only for the 2022 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact Con Edison's Investor Relations team: Jan Childress, Director Kiley Kemelman, Section Manager Jared Lee, Manager Caroline Elsasser, Sr Financial Analyst Tel: 212-460-6611 Tel: 212-460-6562 Tel: 212-460-3923 Tel: 212-460-4431 Email: childressj@coned.com Email: kemelmank@coned.com Email: leejar@coned.com Email: elsasserc@coned.com www.conEdison.com

Table of Contents 3 Page Organizational Structure 4 Clean Energy Commitment 5 Updated CECONY Long Range Plans Released for Electric, Gas and Steam 6 Clean Energy Initiatives and Spending 7-8 Summary of CECONY Electric & Gas Filing 9-10 Summary of O&R Electric & Gas Rate Plans 11 Anticipated Regulatory Calendar 12 Dividend and Earnings Announcements 13 1Q 2022 Earnings 14 - 17 1Q 2022 Developments 18 - 19 Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 20 The Coronavirus Disease (COVID-19) Pandemic 21 - 23 CECONY Operations and Maintenance Expenses 24 Composition of Regulatory Rate Base 25 Average Rate Base Balances 26 Regulated Utilities' Rates of Return and Equity Ratios 27 Capital Investments and Utilities' Capital Investments 28-29 Financing Plan for 2022 – 2024 30 Commercial Paper Borrowings and Capital Structure 31-32 Rating Agency Credit Metrics 33 1Q 2022 Summary Segmented Financial Statements 34-36 Release of 2021 Annual Sustainability Report 37 Environmental, Social and Corporate Governance 38

Organizational Structure 4 a. As of March 31, 2022. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. c. Con Edison is considering strategic alternatives with respect to the Clean Energy Businesses, which through its subsidiaries, develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers. d. Based on the current project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to 8.0 percent. Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)(c) Utilities Transmission Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) Clean Energy Market Cap(a): $33.5 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Negative / Stable Consolidated Edison Transmission, LLC (CET Electric) Con Edison Gas Pipeline and Storage, LLC (CET Gas)(d) Mountain Valley Pipeline, LLC (MVP) New York Transco LLC 10.0%(d) 45.7% Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO)

Build the Grid of the Future Build a resilient, 22nd century electric grid that delivers 100% clean energy by 2040. Empower All of our Customers to Meet their Climate Goals Accelerate energy efficiency with deep retrofits, aim to electrify the majority of building heating systems by 2050, and all-in on electric vehicles. Reimagine the Gas System Decarbonize and reduce the utilization of fossil natural gas, and explore new ways to use our existing, resilient gas infrastructure to serve our customers' future needs. Lead by Reducing our Company’s Carbon Footprint Aim for net zero emissions (Scope 1) by 2040, focusing on decarbonizing our steam system and other company operations. Partner with our Stakeholders Enhance our collaboration with our customers and stakeholders to improve the quality of life of the neighborhoods we serve and live in, focusing on disadvantaged communities. The 5 Pillars of our Expanded Clean Energy Commitment We will take a leadership role in the delivery of a clean energy future for our customers by investing in, building, and operating reliable, resilient, and innovative energy infrastructure, advancing electrification of heating and transportation, and aggressively transitioning away from fossil fuels to a net zero economy by 2050 5 Full Version: Clean Energy Commitment

6 Updated CECONY Long Range Plans Released for Electric, Gas and Steam Investing in our system to maintain a safe, reliable and sustainable future ▪ Clean Energy: Economy-wide net-zero GHG emissions in our service territories by 2050 ▪ Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change ▪ Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition ▪ Customer Engagement: Industry- leading customer experience and facilitation through the energy transition Our utility Long-Range Plans are the strategic framework and roadmap that guide our programs and investments over the 2050 planning horizon. They identify $68 billion in investments over the next 10 years to achieve four strategic objectives: Source: Long Range Plans | Con Edison

Clean Energy Future Offers Opportunities Across Business Lines

Smart Meter: **$1.4B** install 5.3 million by 2022

Energy Efficiency: **$1.5B** investment by 2025

Electric Vehicles: **+$300M** make-ready program targets 21,000 electric plug installations by 2025


Distribution
Transmission
Renewables

Reliable Clean City Projects: **$780M** for CECONY, currently under construction

Brooklyn Clean Energy Hub Proposal[a]: **$1B** investment for first of two hubs as part of CECONY's Phase II Proposals (8 projects estimated to cost **$5,350M**[b] in aggregate)

NY Energy Solution: **$274M** for CET, currently under construction

- CECONY proposal for ownership of 200 MWs of new solar generation as part of a 1,000-MW target development

- Clean Energy Businesses: **$1.2B** in investment from 2022 through 2024 to expand renewable energy portfolio focused on solar and battery storage[c]
- 4 GW development pipeline, providing portfolio expansion and develop/transfer options

Other opportunities for our regulated utilities

- Build new substations
- Invest more than $2 billion on resiliency over next 10 years, including undergrounding and focus on disadvantaged communities
- Promote 1,000 MWs of large-scale and distributed-energy storage systems by 2030
- Electrify space or water heating for more than 150,000 buildings by 2030
- Support installation of 400,000 electric vehicle chargers by 2035 and more than 1 million in our service territory by 2050
- Reimagine the gas system: Target $100 million in R&D investments by 2030 to facilitate the clean energy future, including the development of long-duration energy storage and hydrogen technologies
- Net-zero emissions target (Scope 1) by 2040, including decarbonizing our steam system

Outstanding CET proposals

- Propel NY (NY Transco/NYPA), Clean Link New Jersey, & Maine Power Link

a. Source: Petition of CECONY for Approval to Recover Costs of Brooklyn Clean Energy Hub; PSC Takes Additional Action on Landmark Power Grid Study
b. Source: Initial Report on the NY Power Grid Study
c. Forecasts do not include the impact, if any, that may result from the company's evaluation of strategic alternatives with respect to the Clean Energy Businesses

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Capital Investments: Safety, Reliability and Clean Energy

Green investments advance a clean energy future, climate resiliency, emissions reduction, and decarbonization

2022 - 2024 Forecasted Capital Investment ~$15.7 billion[a]

$1.5 billion of additional "green" spending in regulatory assets

~30% Green[a]

- Energy Efficiency
- Demand Mgmt.
- Electric Vehicles
- Storage
- Smart Systems
- Solar
- CEB
- CET
- Gas Main Replacement
- Reliable Clean City Projects


$4.7 billion
$11.0 billion

~70% Safety & Reliability

- Risk Reduction
- Equipment Upgrades & Replacements
- System Resiliency
- New Business
- Security

CECONY 2022 Rate Case Filing – Highlights:

- A new substation in southeast Brooklyn to improve reliability and support clean-energy additions
- Undergrounding vulnerable portions of the overhead electric delivery system to prevent outages during storms
- Interconnect a renewable natural gas facility in Mount Vernon to its gas delivery system
- Initiating emission-reducing electrification programs for space-heating in buildings
- Adding four sets of batteries that will enhance reliability, resilience, operational flexibility, and serve disadvantaged communities
- Ownership of 200 MWs of solar generation project to lower emissions and reduce bills for low-income customers

a. Forecasts do not include the impact, if any, that may result from the company's evaluation of strategic alternatives with respect to the Clean Energy Businesses.

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Summary of CECONY Electric & Gas Filing - Company Update

On January 28, 2022, CECONY submitted to the NYSPSC a rate case in support of new electric and gas rates to become effective January 1, 2023. On April 8, 2022, CECONY filed an update to the January 2022 request.

Proposed Return on Equity and Equity Ratio

Return on equity.................10.0%
Equity ratio........................50.0%

Proposed Rate Changes and Capital Investments per Company Update

	Electric Case number 22-E-0064			Gas Case number 22-G-0065		
($ in millions)	Rate Change	Average Rate Base	Capital Expenditure	Rate Change	Average Rate Base	Capital Expenditure
Rate Year 1: 2023	$1,038	$26,408	$3,436	$402	$9,697	$1,177
Rate Year 2: 2024	744	28,762	3,698	205	10,506	1,215
Rate Year 3: 2025	615	30,786	3,529	176	11,184	1,150
Annual levelized rate increase	867			299		

Summary

- Electric and gas capital investment of $10.7 billion and $3.5 billion over three years, respectively
- True up of costs of pension and OPEBs, environmental remediation and storms (electric)
- Requesting full reconciliation of property taxes, municipal infrastructure support costs, uncollectibles, late payment fees, and long-term debt cost rate
- Requesting reconciliation for labor and non labor inflation rate to the extent that actual inflation rate is 160 basis points above what is assumed in the revenue requirement
- Requesting to reduce certain gas asset service lives by five years in alignment with the gas transition that is expected to result from CLCPA implementation
- Continuation of decoupling of electric and gas revenues from electric and gas consumption
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAMs) and other positive incentives

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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10 CECONY Electric & Gas Rate Filing Comparison and Timeline ($ in millions) Electric Case number 22-E-0064 Gas Case number 22-G-0065 Rate Year 1: Jan 2023 – Dec 2023 Jan 2022 Filing Apr 2022 Update Jan 2022 Filing Apr 2022 Update New infrastructure investment $250 $266 $161 $131 Financing costs 201 211 77 81 Property and other taxes 180 166 74 20 Sales revenue change 259 186 77 92 Amortization of deferred credits & costs 191 184 (1) (15) Operating expenses 79 (12) 32 13 Depreciation changes 15 16 64 64 Income taxes and other 24 21 19 16 Total Rate Increase $1,199 $1,038 $503 $402 Rate Base $26,286 $26,408 $10,030 $9,697 ROE 10.00% 10.00% 10.00% 10.00% Equity Ratio 50% 50% 50% 50% Jan 28, 2022 Apr 8, 2022 May 20, 2022 Jun 17, 2022 Jul 6, 2022 Aug 2022 Sep 2022 Oct 2022 Nov 2022 Dec 2022 Jan 2023 Filing with NYSPSC Company Update Staff/Intervenor Testimony Rebuttal Testimony Settlement Negotiations Evidentiary Hearings Final Rate Decision Initial Briefs Reply Briefs ALJ Recommended Decision Briefs on Exception New Rates in Effect Joint Proposal Estimated Timeline

Summary of O&R New York Electric & Gas Rate Plans

In April 2022, the New York State Public Service Commission (NYSPSC) approved the October 2021 joint proposal for new electric and gas rate plans for the three-year period January 2022 through December 2024.

Return on Equity and Equity Ratio

Return on equity……………….9.2%
Equity ratio……………………48.0%
Earnings sharing threshold….9.7%

Rate Changes and Capital Investments

	Electric Case number 21-E-0074		Gas Case number 21-G-0073	
($ in millions)	Rate Change	Average Rate Base	Rate Change	Average Rate Base
Rate Year 1: 2022	$4.9	$1,021	$0.7	$566
Rate Year 2: 2023	16.2	1,044	7.4	607
Rate Year 3: 2024	23.1	1,144	9.9	649
Annual Levelized Rate Increase	11.7		4.4	

Summary of COVID-19 Provisions

The Joint Proposal includes certain COVID-19 provisions, such as: recovery of 2020 late payment charges over three years ($2.8 million); reconciliation of late payment charges to amounts reflected in rates for years 2021 through 2024, with full recovery/refund via surcharge/sur-credit once the annual variance equals or exceeds 5 basis points of return on equity; and reconciliation of write-offs of customer accounts receivable balances to amounts reflected in rates from January 1, 2020 through December 31, 2024, with full recovery/refund via surcharge/sur-credit once the annual variance equals or exceeds 5 basis points of return on equity. (pages 23, 24, 38, 67 of 1Q 2022 Form 10-Q; page 18 of this presentation)

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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Anticipated Regulatory Calendar Key Dates Rate Case Filings O&R Electric & Gas (Cases 21-E-0074 & 21-G-0073) Effective Date for New Rates January 1, 2022 NYSPSC Approval Date April 14, 2022 CECONY Electric & Gas (Cases 22-E-0064 & 22-G-0065) Filing Submitted January 28, 2022 Update Filing Submitted April 8, 2022 Staff and Intervenor Testimony May 20, 2022 Evidentiary Hearings July 6, 2022 Proposed Effective Date for New Rates January 1, 2023 RECO Transmission (Case ER22-910-000) Filing Submitted January 28, 2022 Proposed Effective Date for New Rates August 30, 2022 Other Proceedings Petition for Clean Energy Hub (Case 20-E-0197) Filing submitted on April 15, 2022 NYSPSC COVID-19 Generic Proceeding (Case 20-M-0266) Awaiting PSC Order 12

Dividend and Earnings Announcements 13 • On April 21, 2022, the company issued a press release reporting that it had declared a quarterly dividend of 79 cents a share on its common stock. • On May 5, 2022, the company issued a press release in which it reaffirmed its previous forecast of adjusted earnings per share for the year 2022 to be in the range of $4.40 to $4.60 a share.(a)(b) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $1.70 $1.23 $1.47 $1.44 2022 2021 2022 2021 1Q 2022 vs. 1Q 2021 a. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $40 million or $0.11 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end. b. Con Edison is considering strategic alternatives with respect to its Clean Energy Businesses. Con Edison’s forecast of adjusted earnings per share for the year of 2022 does not include the impact, if any, that may result from the company’s evaluation of strategic alternatives with respect to the Clean Energy Businesses.

1Q 2022 Earnings 14 Earnings per Share Net Income for Common Stock ($ in Millions) 2022 2021 2022 2021 Reported Net Income for Common Stock and EPS – GAAP basis $1.70 $1.23 $602 $419 Impairment loss related to investment in Stagecoach Gas Services LLC (pre-tax) — 0.51 — 172 Income taxes (a) — (0.16) — (52) Impairment loss related to investment in Stagecoach Gas Services LLC (net of tax) — 0.35 — 120 HLBV effects (pre-tax) (0.14) — (48) 1 Income taxes (b) 0.05 — 15 — HLBV effects (net of tax) (0.09) — (33) 1 Net mark-to-market effects (pre-tax) (0.19) (0.19) (68) (65) Income taxes (c) 0.05 0.05 21 16 Net mark-to-market effects (net of tax) (0.14) (0.14) (47) (49) Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.47 $1.44 $522 $491 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended March 31, 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 25% for the three months ended March 31, 2022 and March 31, 2021, respectively. Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of HLBV accounting ($3 million and $0.01 for the three months ended March 31, 2022) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period do not exclude the tax impact on the parent company of HLBV accounting (immaterial for the three months ended March 31, 2021) of the Clean Energy Businesses. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 25% for the three months ended March 31, 2022 and March 31, 2021, respectively. Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of the mark-to-market effects ($4 million and $0.01 for the three months ended March 31, 2022) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period do not exclude the tax impact on the parent company of the mark-to-market effects ($4 million and $0.01 for the three months ended March 31, 2021) of the Clean Energy Businesses.

Walk from 1Q 2021 EPS to 1Q 2022 EPS 15 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 1Q 2021 Reported EPS CECONY O&R CEBs CET Other 1Q 2022 Reported EPS $1.23 $(0.02) $0.01 $0.16 $0.35 $1.70 1Q 2021 Adjusted EPS CECONY O&R CEBs CET Other 1Q 2022 Adjusted EPS $1.44 $(0.02) $0.01 $— $1.47 $0.05 (a) (a) a. Includes parent company and consolidation adjustments. $(0.01) $(0.03)

1Q 2022 vs. 1Q 2021 EPS Variances – Three Months Ended Variation 16 CECONY(a) Higher gas rate base $0.08 Resumption of the billing of late payment charges and other fees to allowed rate plan levels 0.04 Higher electric rate base 0.02 Higher interest expense (0.03) Lower incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) (0.03) Higher stock based compensation costs (0.02) Higher payroll taxes (0.01) Weather impact on steam revenues (0.01) Dilutive effect of stock issuances (0.05) Other (0.01) Total CECONY $(0.02) O&R(a) Electric base rate increase 0.01 Gas base rate increase 0.01 Other (0.01) Total O&R $0.01 Clean Energy Businesses HLBV effects 0.10 Higher operating revenue 0.08 Lower operation and maintenance expense 0.05 Net mark-to-market effects 0.01 Higher gas purchased for resale (0.09) Other 0.01 Total Clean Energy Businesses $0.16 Con Edison Transmission Impairment loss related to investment in Stagecoach in 2021 0.36 Other (0.01) Total CET $0.35 Other, including parent company expenses Impairment tax benefits related to investment in Stagecoach in 2021 (0.01) HLBV effects (0.01) Other (0.01) Total Other, including parent company expenses $(0.03) Reported EPS (GAAP) $0.47 Impairment loss related to investment in Stagecoach in 2021 (0.35) HLBV effects (0.09) Adjusted EPS (non-GAAP) $0.03 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

1Q 2022 vs. 1Q 2021 EPS Reconciliation by Company

Three Months Ended March 31, 2022	CECONY	O&R	CEBs	CET	Other[(d)]	Total
Reported EPS – GAAP basis	**$1.34**	**$0.09**	**$0.30**	**$—**	**$(0.03)**	**$1.70**
HLBV effects (pre-tax)	—	—	(0.14)	—	—	(0.14)
Income taxes (a)	—	—	0.04	—	0.01	0.05
HLBV effects (net of tax)	**—**	**—**	**(0.10)**	**—**	**0.01**	**(0.09)**
Net mark-to-market losses (pre-tax)	—	—	(0.19)	—	—	(0.19)
Income taxes (b)	—	—	0.04	—	0.01	0.05
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.15)**	**—**	**0.01**	**(0.14)**
Adjusted EPS – Non-GAAP basis	**$1.34**	**$0.09**	**$0.05**	**$—**	**$(0.01)**	**$1.47**

Three Months Ended March 31, 2021	CECONY	O&R	CEBs	CET	Other[(d)]	Total
Reported EPS – GAAP basis	**$1.36**	**$0.08**	**$0.14**	**($0.35)**	**$—**	**$1.23**
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	0.51	—	0.51
Income taxes (c)	—	—	—	(0.15)	(0.01)	(0.16)
Impairment loss related to investment in Stagecoach (net of tax)	**—**	**—**	**—**	**0.36**	**(0.01)**	**0.35**
HLBV effects (pre-tax)	—	—	—	—	—	—
Income taxes (a)	—	—	—	—	—	—
HLBV effects (net of tax)	**—**	**—**	**—**	**—**	**—**	**—**
Net mark-to-market losses (pre-tax)	—	—	(0.19)	—	—	(0.19)
Income taxes (b)	—	—	0.05	—	—	0.05
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.14)**	**—**	**—**	**(0.14)**
Adjusted EPS – Non-GAAP basis	**$1.36**	**$0.08**	**$—**	**$0.01**	**($0.01)**	**$1.44**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 25% for the three months ended March 31, 2022 and March 31, 2021, respectively. Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of HLBV accounting ($3 million and $0.01 for the three months ended March 31, 2022) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period do not exclude the tax impact on the parent company of HLBV accounting (immaterial for the three months ended March 31, 2021) of the Clean Energy Businesses.

b. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 25% for the three months ended March 31, 2022 and March 31, 2021, respectively. Adjusted earnings and adjusted earnings per share for the 2022 period exclude the tax impact on the parent company of the mark-to-market effects ($4 million and $0.01 for the three months ended March 31, 2022) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 periods do not exclude the tax impact on the parent company of the mark-to-market effects ($4 million and $0.01 for the three months ended March 31, 2021) of the Clean Energy Businesses.

c. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended March 31, 2021.

d. Includes parent company and consolidation adjustments.

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1Q 2022 Developments(a) 18 CECONY & O&R • In February 2022, the New York State Public Service Commission (NYSPSC), in response to higher customer bills, requested that CECONY enhance its efforts to mitigate customer bill volatility due to commodity price increases by reassessing its power supply billing practices and improve communications to customers regarding forecasted significant bill increases resulting from commodity price increases. In March 2022, CECONY filed with the NYSPSC a proposed amendment to its electric tariff, effective June 1, 2022, to change how CECONY recovers the cost of electricity supplied to its full-service electric customers to reduce the likelihood of customer bill volatility by more closely aligning supply prices with CECONY's electric supply hedging positions. The proposed amendment is subject to NYSPSC approval. CECONY also committed to provide notice to customers in cases where supply price increases could result in significantly higher bills. (page 75) • In April 2022, the NYSPSC approved the October 2021 joint proposal for new electric and gas rate plans for O&R for the three-year period January 2022 through December 2024 that includes certain COVID-19 provisions, which are detailed on page 11 of this presentation. (pages 23, 24, 38, 67, page 11 of this presentation) • In April 2022, CECONY updated its January 2022 requests to the NYSPSC for electric and gas rate increases effective January 2023. • For electric, the company decreased its requested January 2023 rate increase by $161 million to $1,038 million, decreased its illustrated January 2024 rate increase by $109 million to $744 million and increased its illustrated January 2025 rate increase by $7 million to $615 million. (page 23) • For gas, the company decreased its requested January 2023 rate increase by $101 million to $402 million, decreased its illustrated January 2024 rate increase by $29 million to $205 million and decreased its illustrated January 2025 rate increase by $42 million to $176 million. (page 23) • In April 2022, CECONY filed the petition, seeking cost recovery approval for the proposed Con Edison Hub at an estimated cost of $1,000 million and an estimated in-service date of 2027. The proposed Con Edison Hub would create interconnection points to connect up to 6,000 MW of offshore wind energy into the New York City grid. (page 72) • CECONY’s and O&R’s allowances for uncollectible customer accounts reserve changed from $304 million and $12.3 million at December 31, 2021 to $324 million and $11.4 million at March 31, 2022, respectively. (page 53) a. Page references to 1Q 2022 Form 10-Q.

1Q 2022 Developments (cont'd)(a) 19 O&R Rockland Electric Company (RECO) • In January 2022, RECO filed a request with the Federal Energy Regulatory Commission (FERC) for an increase to its annual transmission revenue requirement from $16.9 million to $20.4 million. The filing reflects a return on common equity of 11.04 percent and a common equity ratio of 47 percent. (page 23) • In March 2022, RECO filed a request with the New Jersey Board of Public Utilities to implement a $209 million Infrastructure Investment Program (IIP) over a five-year period (2023 – 2027). RECO’s IIP proposes accelerated infrastructure investments to enhance safety, reliability, and/or resiliency. (page 23) Con Edison Transmission • In May 2022, the operator of the Mountain Valley Pipeline (MVP), which is being constructed by a joint venture in which CET Gas owns a 10.0 percent interest (which is expected to be reduced to 8.0 percent based on the latest project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture), indicated it plans to pursue new permits and is now targeting a full in-service date during the second half of 2023 at a total project cost of approximately $6,600 million, excluding allowance for funds used during construction. At March 31, 2022, CET Gas’ carrying value of its investment in MVP was $111 million and CET Gas’ cash contributions to the joint venture amounted to $530 million (page 74) Clean Energy Businesses • The Clean Energy Businesses have 3,044 MW (AC) of utility-scale renewable energy projects in service (2,996 MW) or in construction (48 MW) and 69 MW (AC) of behind-the-meter renewable energy projects in service (66 MW) or in construction (3 MW). (page 73) • 1,505 million kWh of electricity was generated from solar projects and 371 million kWh generated from wind projects for the three months ended March 31, 2022, compared to 1,211 million kWh of solar electricity and 342 million kWh of wind electricity generated for the same period in 2021. (page 74) • Con Edison is considering strategic alternatives with respect to the Clean Energy Businesses. (pages 49, 50, 51) a. Page references to 1Q 2022 Form 10-Q. a. Page references to 1Q 2022 Form 10-Q.

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,	2020	2021	2022[(a)]
Reported EPS – GAAP basis	**$3.29**	**$3.86**	**$4.33**
Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax)	0.95	0.66	0.66
Income taxes (b)	(0.29)	(0.19)	(0.19)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**0.66**	**0.47**	**0.47**
Loss from sale of a renewable electric project (pre-tax)	—	0.01	0.01
Income taxes (b)	—	—	—
Loss from sale of a renewable electric project (net of tax)	—	**0.01**	**0.01**
Impairment loss related to investment in Stagecoach (pre-tax)	—	0.61	0.12
Income taxes (b)	—	(0.19)	(0.04)
Impairment losses related to investment in Stagecoach (net of tax)	**—**	**0.42**	**0.08**
Goodwill impairment on Honeoye (pre-tax)	—	0.02	0.02
Income taxes (b)	—	—	—
Goodwill impairment on Honeoye (net of tax)	**—**	**0.02**	**0.02**
HLBV effects (pre-tax)	0.14	(0.41)	(0.55)
Income taxes (b)	(0.04)	0.12	0.17
HLBV effects (net of tax)	**0.10**	**(0.29)**	**(0.38)**
Net mark-to-market effects (pre-tax)	0.18	(0.15)	(0.14)
Income taxes (b)	(0.05)	0.05	0.04
Net mark-to-market effects (net of tax)	**0.13**	**(0.10)**	**(0.10)**
Adjusted EPS – Non-GAAP basis	**$4.18**	**$4.39**	**$4.43**

a. Represents 12-month trailing EPS ending March 31, 2022.
b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the three months ended March 31, 2022 and the years 2020 – 2021.

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Financial Impacts of COVID-19(a) 21 $1,348.0 Balance Sheet Impact – Aged A/R ($ in millions) Balances as of Mar. 31, 2022 $939.8 $259.7 $324.4 Aged A/R(b) a. Reflects pro-forma results for late payment charges that will be recovered in a surcharge mechanism established in November 18, 2021 CECONY NYSPSC order and O&R rate plans (Case 21-E-0074 & 21-G-0073). b. Represents the accounts receivable (A/R) balance in arrears over 60 days and 90 days for CECONY and O&R, respectively. c. Increases to Allowance for Uncollectible accounts were fully deferred. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates. Increase from Feb. 28, 2020 to Mar. 31, 2022 Increase from Feb. 28, 2020 to Mar. 31, 2022 (c) $23.2 $11.4 $12.1 $6.9 Allowance for Uncollectible Balances as of Mar. 31, 2022 Increase from Feb. 28, 2020 to Mar. 31, 2022 Increase from Feb. 28, 2020 to Mar. 31, 2022 (c) Aged A/R(b) Allowance for Uncollectible

Customer Breakdown of Electric Deliveries and Revenues 22 2021 Electric Delivery Volumes Millions of kWh delivered CECONY 2021 Electric Revenues ($ in millions) 13,969 27,546 9,813 Full Service Retail Choice Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales $3,555 $4,274 $766 $211 Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales Other operating revenues 2,466 2,951 124 Full Service Retail Choice Residential/ Religious Commercial/ Industrial Public authorities $419 $244 $13 $5 Residential/ Religious Commercial/ Industrial Public authorities Other operating revenues Commercial & Industrial customers share of 2021 CECONY electric deliveries and revenues: • 54% of volumes • 49% of revenues Commercial & Industrial customers share of 2021 O&R electric deliveries and revenues: • 53% of volumes • 36% of revenues O&R

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for the **three** months ended March 31, 2022 vs. March 31, 2021

Impact on Electric Delivery Volume[(a)]
Millions of kWh delivered


CECONY
(2)%
(53)
3%
185
5%
110
Residential
Commercial
NYPA
O&R
(1)%
(4)
3%
22
Residential
Commercial

Impact on Electric Delivery Revenues[(b)]
$ in thousands


CECONY
3%
$18
8%
$42
10%
$13
Residential
Commercial
NYPA
O&R
2%
$1
9%
$3
Residential
Commercial

CECONY - March 31, 2022 vs. March 31, 2021

O&R - March 31, 2022 vs. March 31, 2021

a. Impact as compared to actuals for the three ended March 31, 2022 vs. March 31, 2021.

b. Impact as compared to actuals for the three ended March 31, 2022 vs. March 31, 2021. Delivery revenues are not adjusted for weather; changes in revenues include rate increases in each year. Amounts deferred from January - June are generally recoverable effective August 1st over a six-month period and amounts deferred July - December are generally recoverable effective February 1st over a six-month period for CECONY and amounts deferred from January - December are generally recoverable effective the following February 1st over a twelve-month period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

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$998 $1,002 $1,072 $663 $761 $1,163 $58 $71 $134 $(103) $(42) $394$170 $166 $170 $151 $173 $176 $476 $444 $464 $330 $332 $359 $294 $321 $304 $285 $298 $234 2017 2018 2019 2020 2021 2022E CECONY Operations and Maintenance Expenses(a) ($ in millions) 24 a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category. b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. d. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the three months ended March 31, 2022, CECONY recorded non-service cost components of ($81) million. See page 31 of the 1Q 2022 Form 10-Q. Other Expenses(b) $1,528 $1,553 $1,563 $1,606 $1,691 $1,785 2017 2018 2019 2020 2021 2022E Departmental Pension/ OPEBs (d) Regulatory Fees and Assessments (c) Healthcare/ Other Employee Benefits Other $437 YTD $87 YTD $35 YTD $102 YTD $80 YTD

Composition of Regulatory Rate Base(a) (as of March 31, 2022) 25 a. Average rate base for 12 months ended March 31, 2022. CECONY ($ in millions) Electric NY $23,958 Gas NY 8,299 Steam NY 1,664 Total CECONY $33,921 O&R ($ in millions) O&R Electric NY $982 O&R Gas NY 541 RECO NJ 311 Total O&R $1,834 Total Rate Base $35,755 CECONY Electric CECONY Gas CECONY Steam O&R RECO

Average Rate Base Balances ($ in millions) 26 $26,014 $28,515 $30,559 $32,359 $35,038 $37,000 $39,666 $42,987 $24,638 $27,057 $29,008 $30,697 $33,239 $35,099 $37,690 $40,862 $1,376 $1,458 $1,551 $1,662 $1,799 $1,901 $1,976 $2,125 O&R CECONY 3-year CAGR 7.1% 2017 2018 2019 2020 2021 2022E 2023E 2024E CECONY Electric $18,513 $20,057 $21,149 $22,101 $23,614 $24,684 $26,408 $28,762 Gas 4,723 5,581 6,408 7,110 8,008 8,841 9,697 10,506 Steam 1,402 1,419 1,451 1,486 1,617 1,574 1,585 1,594 O&R Electric 759 806 842 901 965 1,021 1,044 1,144 Gas 392 426 455 490 527 566 607 649 RECO Electric 225 226 254 271 307 314 325 332 ForecastActual a. 2022 forecast and 2023-2024 Steam service reflects company’s plans; 2023 and 2024 Electric and Gas service reflects the April 8, 2022 update rate filing. b. Amounts reflect the O&R Electric and Gas rate plans (Case 21-E-0074 & 21-G-0073) approved in April 2022. . (a)(a) (a) (b) (b) (b) (b)(b) (b) (a)(a) (a)(a) (a) (a)

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended March 31, 2022) 27 Regulated Basis Allowed Actual CECONY Electric 8.8% 8.6% Gas 8.8 9.2 Steam 9.3 3.0 Overall – CECONY 8.8 8.5 CECONY Equity Ratio 48.0% 46.8% O&R Electric 9.1% 9.5% Gas 9.1 9.6 RECO 9.5 5.2 Overall – O&R 9.1 8.8 O&R Equity Ratio 48.0% 47.6% a. Weighted by rate base. b. Authorized ROEs pro-rated 75%/25% between 9% and 9.2% for NY, and 9.5% and 9.6% for RECO, authorized under the previous and current (effective January 2022) rate plans, respectively. (a) (b) (b) (b) (a)

Capital Investments ($ in millions) 28 $3,606 $5,249 $3,676 $4,085 $3,964 $4,607 $5,457 $5,613 $3,093 $3,210 $3,223 $3,466 $3,635 $4,134 $5,015 $5,203 $447 $1,791 $248 $616 $298 $400 $400 $400 $66 $248 $205 $3 $31 $73 $42 $10 2017 2018 2019 2020 2021 2022E 2023E 2024E Actual Forecast (a) (b) (b)(b) (c) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast . a. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. b. Amounts reflect the company's five-year forecast as of January 2022 and do not include the impact, if any, that may result from the company’s evaluation of strategic alternatives with respect to the Clean Energy Businesses. c. 2021 Form 10-K, page 31.

Utilities' Capital Investments ($ in millions) 29 $3,093 $3,210 $3,223 $3,466 $3,635 $4,134 $5,015 $5,203 2017 2018 2019 2020 2021 2022E 2023E 2024E Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022E 2,585 1,192 116 1,830 164 77 102 2023E 3,473 1,173 116 1,918 177 76 107 2024E 3,669 1,187 101 2,102 172 74 119 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast as of January 2022. b. 2021 Form 10-K, page 31. (a) (a) (a) (b)

30 ($ in millions) 2022 2023 2024 2025 2026 Con Edison [parent company] $293 $650 $— $— $— CECONY — — 250 — 250 O&R — — — — — CEBs 147 319 143 319 135 Total $440 $969 $393 $319 $385 Financing Plan for 2022 – 2024 Financing Plan(a) Debt Maturities ($ in millions) 2022 2023-2024 Common Equity(b) Up to $850 Up to $750 in aggregate Long-Term Debt(c) $800 - $1,400 $2,500 in aggregate a. Con Edison's financing plan does not include the impact, if any, that may result from the company's evaluation of strategic alternatives with respect to the CEBs. b. Excludes common equity issued under the dividend reinvestment, employee stock purchase and long-term incentive plans. c. Primarily at the Utilities; excludes issuance of long-term debt secured by the CEBs' renewable electric projects. d. CEBs repaid $26 million of maturing debt during the three months ended March 31, 2022. (d)

Commercial Paper Borrowings ($ in millions) 31 a. In March 2022, CECONY entered into a $750 million, 364-day revolving credit facility to support its commercial paper program, which may also be used for other general corporate purposes. In April 2022, FERC issued an order that increases CECONY’s authorization to issue short-term debt from $2.25 billion to $3.0 billion effective May 2022.

Capital Structure – March 31, 2022 ($ in millions) 32 Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt $ 23,022 53% Equity 20,623 47 Total $ 43,645 100% Debt $ 18,384 53% Equity 16,618 47 Total $ 35,002 100% Debt $ 968 52% Equity 903 48 Total $ 1,871 100% Debt $ 3,670 54% Equity 3,102 46 Total $ 6,772 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s and Fitch have stable outlooks for each entity. S&P has negative outlook for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• ~16% • 15 - 17% • 14 - 16%	• <13% • <14% • <13%
S&P Global Ratings[d]	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations to Debt	• 16 - 19% • 16 - 19% • 14 - 17%	• <16% • <16% • <16%
Fitch Ratings	• CEI: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations-Adjusted Leverage	• ~5.0x • ~5.0x • 4.4x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion February 28, 2022 for CEI, CECONY and O&R; S&P Global Ratings Direct April 1, 2022 for CEI, CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Revised to Stable" March 21, 2022.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "over the next few years" for Moody's regarding CEI, and "going forward" for CECONY and O&R; "2022e to 2024f" for S&P; "over the forecast period" for Fitch regarding CEI and CECONY and "over 2022-2024" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Income Statement – 2022 First Quarter

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$3,517	$285	$260	$1	$(3)	$4,060
Depreciation and amortization	446	24	59	—	—	529
Other operating expenses	2,360	215	155	4	(2)	2,732
Total operating expenses	2,806	239	214	4	(2)	3,261
Operating income (loss)	711	46	46	(3)	(1)	799
Other income (deductions)	81	5	—	4	—	90
Interest expense	200	11	(37)	1	7	182
Income before income tax expense (benefit)	592	40	83	—	(8)	707
Income tax expense (benefit)	117	10	24	—	2	153
Net income (loss)	475	30	59	—	(10)	554
Income (loss) attributable to non-controlling interest	—	—	(48)	—	—	(48)
Net income (loss) for common stock	$475	$30	$107	$—	$(10)	$602

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$107
Mark-to-market pre-tax loss/(gain)	(68)
HLBV pre-tax loss/(gain)	(48)
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	31
Income tax (benefit)/expense	24
Pre-tax equivalent of production tax credits (25%)	12
Depreciation and amortization	59
Adjusted EBITDA (non-GAAP)	$117

a. Net income (loss) for common stock for CET includes pre-tax investment income of $4.7 million from New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2022 Form 10-Q.

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Condensed Statement of Cash Flows – 2022 First Quarter ($ in millions) CECONY O&R CEBs CET Other(a) Total Net cash flows from/(used in) operating activities $477 $47 $13 $10 $(74) $473 Net cash flows used in investing activities (873) (44) (25) (10) — (952) Net cash flows from/(used in) financing activities (471) (1) (56) — 58 (470) Net change for the period (867) 2 (68) — (16) (949) Balance at beginning of period 920 29 178 — 19 1,146 Balance at end of period (b) $53 $31 $110 $— $3 $197 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the first quarter 2022 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2022 Form 10-Q. 35

Condensed Balance Sheet – As of March 31, 2022 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $4,582 $328 $545 $3 $4 $5,462 Investments 579 24 — 233 (3) 833 Net plant 42,015 2,616 4,370 17 — 49,018 Other noncurrent assets 6,037 391 1,639 7 350 8,424 Total assets $53,213 $3,359 $6,554 $260 $351 $63,737 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,238 $401 $966 $110 $(300) $5,415 Noncurrent liabilities 13,973 1,087 162 (89) (17) 15,116 Long-term debt 18,384 968 2,583 — 648 22,583 Equity 16,618 903 2,843 239 20 20,623 Total liabilities and equity $53,213 $3,359 $6,554 $260 $351 $63,737 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the first quarter 2022 Form 10-Q. 36

37 Key 2021 Updates • Highlights the Company’s expanded Clean Energy Commitment • Enhances the following sections: – Air Quality & Emissions Reductions – Sustainable Supply Chain Practices – Habitat & Biodiversity – Water Conservation and Water Quality Release of our 2021 Annual Sustainability Report Highlights the Company efforts around building a clean energy future, a diverse and inclusive workforce, and sustainable community Source: Sustainability Report 2021 | Con Edison

Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2021 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • Our ESG reporting standards: • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) 38 Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources